Exhibit 4.47

Uranium One Africa Limited Postnet Suite 271 • Private Bag X30500 • Houghton 2041 Block A • Empire Park • 55 Empire Rd • Parktown • Gauteng • South Africa Tel 27 11 482 3605 • Fax 27 11 482 3604

CONSENT

Ladies and Gentlemen:

The undersigned hereby consents to the references to (1) the undersigned’s name included or incorporated by reference in the Registration Statement on Form F-80 being filed by Uranium One Inc. (the “Company” ) under the United States Securities Act of 1933, as amended, in connection with certain scientific and technical information contained in (a) the Company’s Annual Information Form for the year ended December 31, 2006, (b) the Company’s news releases attached as exhibits to the Company’s Material Change Reports dated January 24, 2007 and February 16, 2007, (c) the Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operation for the year ended December 31, 2006 and (d) the Company’s investor conference call and transcript thereof, and related slide show, each dated June 4, 2007 and (3) all other references to the undersigned included or incorporated by reference in such Registration Statement.

Date: June 25, 2007

/s/ Dr. R.A. Stewart
Dr. R.A. Stewart

Directors: Thuthukile Skweyiya (Non-Executive Chairperson) • Neal Froneman • Jean Nortier • Robert Van Niekerk
• Savannah Maziya* • Sandile Zungu*

*(Non-executive)

Reg No. 1921/006955/06

Company Secretary C Bannerman